UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

ZELTIQ Aesthetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with Mr. Stockman’s resignation as a member of the Board of Directors of ZELTIQ Aesthetics, Inc. (“ZELTIQ”) (refer to Item 5.02, below), Mr. Stockman will no longer be serving as a member of the ZELTIQ Audit Committee or Nominating and Corporate Governance Committee, resulting in two members serving on each committee. As a result of his departure from the Audit Committee, ZELTIQ is not in compliance with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A). On May 3, 2012, ZELTIQ sent a letter to Nasdaq notifying Nasdaq of such noncompliance and of the fact that ZELTIQ is relying on the exemption afforded by Nasdaq Listing Rule 5605(c)(4)(B).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2012, Robert Stockman resigned as a member of the Board of Directors of ZELTIQ.

On May 2, 2012, it was determined that the employment with ZELTIQ of Ian West, Vice President of Product Development of ZELTIQ, would terminate effective May 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2012	ZELTIQ Aesthetics, Inc.

	By:	/s/ Joshua T. Brunn
Joshua T. Brunn